SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           April 21, 2003
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                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

     Item 9.  Regulation FD Disclosure
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   SIGNATURES
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                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C., 20549


ITEM 9 - REGULATION FD DISCLOSURE


      On April 21, 2003, Weyerhaeuser Company a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today said it believes that a number of issues erroneously led a jury to rule against Weyerhaeuser in an antitrust suit involving alder logs in the Pacific Northwest. The company is vigorously contesting the verdict.

Weyerhaeuser has taken a non-cash, after-tax charge of $52 million, or 23 cents per share, against first quarter earnings to cover the damages awarded by the jury. Weyerhaeuser will announce first quarter earnings on April 25 before the market opens.

"We continue to believe that we competed fairly in the marketplace," said Robert A. Dowdy, vice president and general counsel. "Based on this belief, we are vigorously pursuing every opportunity to have this decision reversed."

                                 # # #

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							WEYERHAEUSER COMPANY

                                     By	/s/ Steven J. Hillyard
                                          -------------------------
                                   	Its:	Vice President and
                                          Chief Accounting Officer
Date:  April 21, 2003

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